Exhibit 10.2

MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION,

SECURITY AGREEMENT AND FINANCING STATEMENT

Dated as of	June 8	, 2015

made by

DALA PETROLEUM CORP.

(Taxpayer I.D. No.80-0000245)

to

CLARENCE COTTMAN,

AS TRUSTEE

for the benefit of

PACIFIC OIL & GAS, LLC

(Taxpayer I.D. No.41-2143019)

MORTGAGE, DEED OF TRUST, ASSIGNMENT OF PRODUCTION,

SECURITY AGREEMENT AND FINANCING STATEMENT

This Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement (this "Indenture") from Dala Petroleum Corp., a Delaware corporation, 112 Loraine South, Suite 266, Midland, Texas, 79701 appearing herein through its undersigned duly authorized representative ("Mortgagor"), to Clarence Cottman, hereinafter called the "Trustee," for the benefit of Pacific Oil & Gas, LLC, having its principal office at 350 So. Hope Ave., Suite A200, Santa Barbara, CA, 93105("Mortgagee").

W I T N E S S E T H

Mortgaged Property.  In order to secure the payment, both principal and interest, of the indebtedness herein described and as herein defined, in consideration of the uses and trusts herein set forth and in consideration of the sum of Ten ($10.00) Dollars and other valuable consideration duly paid to Mortgagor by the Trustee and Mortgagee at or before the execution and delivery of this Indenture, the full receipt and sufficiency of which is hereby acknowledged, Mortgagor does hereby grant, bargain, sell, convey, transfer, assign, set over, confirm, deliver, mortgage, pledge and grants a security interest to and in favor of the Trustee and his successors in the trust hereby created, for the benefit of the Mortgagee or other holder of the indebtedness (as hereinafter defined) secured hereby, all of Mortgagor's right, title and interest in and to the following property:

(a)

All of the oil, gas and other mineral properties, all minerals produced from or attributable to said oil and gas property, all rights and undivided interests owned by Mortgagor in the properties and leases more particularly described in Exhibit "A", which is attached hereto and made a part hereof, including, but not limited to, leasehold, fee, mineral, royalty and overriding royalty interests, payments out of production and other rights, including contractual rights to production, and contractual rights providing for the acquisition or earning of any such interests (hereinafter called the "Oil and Gas Property"), including within such Oil and Gas Property without limitation (i) all wells (the "Wells") situated on the properties described in Exhibit "A" and the oil, gas and mineral leases, oil and gas leases, oil leases, other mineral leases, assignments of operating rights, compulsory pooling orders and other interests (the "Leases"), as described in Exhibit "A" attached hereto and made a part hereof, or, even if not so described, which cover all or any of the lands (a) described or mentioned on said Exhibit "A" and/or (b) more particularly described in the leases referenced in Exhibit "A", (ii) all existing and future amendments, ratifications, extensions and renewals of all or any of the Leases, whether or not any such existing amendments, ratifications, extensions and renewals are specifically mentioned in Exhibit "A", (iii) all rights, privileges, benefits and powers conferred upon the holder of any Oil and Gas Property with respect to the use and occupation of the surface of, and the sub-surface depths under, the lands covered by such Oil and Gas Property which may be necessary, convenient or incidental to the possession and enjoyment of such Oil and Gas Property, (iv) all rights in respect of any presently existing or future pooled or unitized acreage by virtue of any Oil and Gas Property being a part of such pooled or unitized acreage, including all existing or future production from the pool or unit allocated to any such Oil and Gas Property and all interests in any wells within the unit or pool associated with such Oil and Gas Property, regardless of whether such production comes from within or without the Oil and Gas Property, or whether such unit or pool production comes from wells located within or without the Oil and Gas Property, (v) all presently existing or future unitization, communitization and pooling agreements or designations and the units created thereby (including, without limitation, all units formed by or under orders, regulations, rules or other official acts of any governmental body or agency having jurisdiction), which are described or referred to in this Indenture or which embrace or relate to any of the properties, rights and interests described or referred to in this Indenture or to the production of oil, gas and/or other minerals from or attributable to said properties or interests, (vi) all rights, options, titles and interests of Mortgagor granting Mortgagor the right to obtain or otherwise earn interests whether by drilling wells, causing wells to be drilled, payments of money or otherwise, and (vii) all tenements, hereditaments and appurtenances belonging or incident to such Oil and Gas Property;

(b)

All existing and future plans, permits, grants, licenses, franchises, privileges, servitudes, easements, rights-of-way, orders, gas purchase and sale contracts (under which Mortgagor is a selling party), crude oil purchase and sale agreements (under which Mortgagor is a selling party), surface leases or rights, leasehold estates, farmin agreements, farmout agreements, bottom hole agreements, acreage contribution agreements, operating agreements, unit agreements, processing agreements, options, leases of equipment or facilities and all other contracts, agreements and rights owned by Mortgagor, in whole or in part, and (i) appurtenant or incident to the Oil and Gas Properties, or (ii) used or held for use in connection with the ownership or operation of the Oil and Gas Property or with the production, storage, handling, transportation, treatment, sale or disposal of water, hydrocarbons or associated substances therefrom;

(c)

All of the real, personal and mixed property located on or held for use on the Oil and Gas Property and owned by Mortgagor, in whole or in part, and all oil and gas wells, (including, without limitation, wells drilled and completed, and hereafter to be drilled and completed, to recover production whether by primary, secondary, tertiary or other recovery techniques, and whether or not such wells or single or multi-completion wells, or sidetracked wells), injection wells, disposal wells, well equipment, platforms, casing, tanks, crude oil, condensate or products in storage or in pipelines, boilers, separators, buildings, tubing, pumps, motors, fixtures, machinery and other equipment, pipe, pipelines, gathering systems, power lines, telephone and telegraph lines, roads, all processing, refining and treatment plants and facilities, compression equipment, plants and all other improvements, movable or immovable, used or obtained in their operation (not including, however, drilling rigs, equipment or other personal property temporarily on the premises for the purpose of drilling or reworking a well or wells thereon), together with all buildings and improvements now on such property or hereafter to be placed thereon, as well as all betterments and additions thereto and replacements thereof;

(d)

All of Mortgagor's files, records and data relating to the items described in subsections (a), (b) and (c) above (the "Records"), including, without limitation, title records (including abstracts of title and title curative documents); contracts (including, but not limited to, all farmout, exploration and development agreements pursuant to which Mortgagor is entitled to an assignment of Oil and Gas Property); correspondence; microfiche lists; geological, geophysical and seismic records, data and information; and production records, electric logs, core data, pressure data and decline curves and graphical production curves and all related matters;

(e)

All proceeds, whether in cash or otherwise, from any of the properties described in subparagraphs (a) through (d) above, inclusive; and

(f)

All rights to insurance proceeds (if any) covering any of the above interests and properties.

The property described or referred to above or otherwise covered hereby is hereinafter sometimes referred to as the "mortgaged property."

TO HAVE AND TO HOLD the mortgaged property, together with all and singular the rights, privileges, hereditaments and appurtenances thereto in any wise belonging, unto the Trustee, his successors hereunder, and his or their assigns, in trust forever on behalf of the Mortgagee; and Mortgagor hereby covenants and represents that it is the lawful owner and holder of the mortgaged property and has good right and authority to pledge and convey the same, and that said mortgaged property is free and clear of all liens and encumbrances (except for Permitted Encumbrances as defined in Section 2.18 hereof) and that, to the best of Mortgagor's knowledge, after reasonable inquiry, all Leases (or interests in Leases) which are above conveyed are valid and subsisting, and all rentals, royalties, payments and obligations thereunder or related thereto have been duly paid and performed; and Mortgagor does hereby bind itself, its representatives, successors and assigns to forever warrant and defend all and singular the mortgaged property unto the Trustee, his successors in the trust and his or its assigns, against the lawful claims and demands of every person whomsoever lawfully claiming or to claim the same or any part thereof.

I.

ARTICLE INDEBTEDNESS

Section 1.1.  Description of the Indebtedness.  This Indenture is in trust to secure the payment of the following particularly described note, indebtedness and liabilities, present and future, owing and to become owing to Mortgagee by Mortgagor:

(a)

Promissory Notes.

(a)

That certain promissory note made by Mortgagor, as maker, and payable to the order of Lender as therein provided, dated   June 8__, 2015, in the principal amount of Ninety-nine Thousand Nine Hundred Ninety-nine and No/100 ($99,999.00) Dollars, bearing interest as reflected therein and containing provisions for the payment of a reasonable additional amount as attorneys' fees, including all other notes given in substitution therefor or in modification, renewal or extension thereof, in whole or in part (such note, as from time to time supplemented, amended, or modified and all other notes given in substitution therefor, or in modification, renewal or extension thereof, in whole or in part, being hereinafter sometimes collectively called the "Notes", and Lender and each subsequent holder or holders of the Notes or any of such Notes or any part thereof or interest therein, or any of the other "secured indebtedness", as hereinafter defined, being herein called "Noteholder");

(b)

Renewals.  Any extensions, renewals or restatements of the Promissory Note or any part thereof;

(c)

Mortgagee's Expenses.  Any sums which may hereafter be advanced by Mortgagee under the terms hereof on account of the failure of Mortgagor to comply with the covenants of this Indenture, as hereinafter provided, and the costs and expenses of preparing and enforcing this Indenture and the Promissory Note, including, without limitation, reasonable attorneys' and collection fees, court costs and expenses of preserving and selling the mortgaged property;

(d)

Future Loans or Advances.  Any future loans or advances made by Mortgagee to Mortgagor; and

(e)

Other Indebtedness.  Any and all other indebtedness of Mortgagor to Mortgagee now or hereafter owing under this Indenture, the Promissory Note or any Security Document (as defined) executed in connection with the Promissory Note or otherwise, whether direct or indirect, primary or secondary, fixed or contingent, joint or several, regardless of how evidenced or arising.

Section 1.2.  Definitions.  The term "indebtedness" as herein used shall, unless otherwise indicated, mean and include principal of and interest on all loans borrowed or reborrowed under the terms of the Promissory Note and all other indebtedness described and mentioned in subparagraphs (a) through (e) above, inclusive.

II.

ARTICLE REPRESENTATIONS, WARRANTIES AND COVENANTS OF MORTGAGOR

For the purpose of better securing the payment of said indebtedness, Mortgagor covenants and agrees with the Trustee and his successors in trust for the use and benefit of Mortgagee that:

Section 2.1.  Performance of Obligations.  Mortgagor shall perform and observe all the covenants, agreements and obligations of the Mortgagor under the Promissory Note and any other security documents relating thereto;

Section 2.2.  Mortgagee's Remedies Cumulative.  No right or remedy in favor of Mortgagee granted in or secured by this Indenture shall be considered as exclusive, but all rights and remedies hereunder shall be cumulative of each other, and of all other rights and remedies and securities which Mortgagee may now or hereafter have as security for or in respect of said indebtedness hereunder;

Section 2.3.  Marshalling of Assets.  All rights of marshalling of assets or sale in inverse order of alienation in the event of foreclosure of the lien and security interest hereby created are, to the extent permitted by applicable law, hereby waived;

Section 2.4.  Title Defects; Liens.  Mortgagor shall not create or permit to exist any lien or encumbrance on the mortgaged property other than Permitted Encumbrances (as defined in Section 2.18 hereof), and Mortgagor will proceed with reasonable diligence to correct or cause to be corrected any defect in title to the mortgaged property should any such defect be found; and in this connection, should it be found after the execution and delivery of this Indenture that there exists upon the mortgaged property any lien, security interest or other encumbrance which has been filed or recorded in any appropriate jurisdiction, and which is equal or superior in rank to the lien and security interest created by this Indenture, or should any such lien, security interest or other encumbrance hereafter arise, Mortgagor will promptly discharge and remove or cause to be discharged or removed any such lien, security interest or other encumbrance from said property;

Section 2.5.  Taxes.  Mortgagor will cause payment to be made promptly, as the same becomes due (or, as to any thereof which are being contested in good faith, promptly after the final determination of such contests), of all taxes, assessments and governmental charges lawfully levied, assessed or imposed upon the mortgaged property or any part thereof or upon any income therefrom, including, without limitation, all ad valorem taxes assessed against the mortgaged property or any part thereof and all other taxes imposed or assessed with respect to or measured by or charged against the mortgaged property or the oil, gas and other mineral production therefrom or attributable thereto;

Section 2.6.  Insurance.  Mortgagor will keep such part of the Mortgaged Property which is of an insurable nature and of a character usually insured by persons operating similar properties insured with companies of recognized responsibility satisfactory to Mortgagee against loss or damage by fire and from other causes customarily insured against, and all policies evidencing such insurance shall contain clauses providing that the proceeds therefrom shall be payable to Mortgagee as its interest may appear; and in the event of any loss under any of said policies, Mortgagee shall have the right to collect the same, and all amounts so received shall be applied towards costs, charges and expenses, if any, incurred in the collection thereof, then to the payment of the Indebtedness, and any balance remaining shall be subject to the order of Mortgagor; provided, however, that Mortgagor may be permitted by Mortgagee to receive all of said proceeds from said policies for the sole purpose of reimbursing Mortgagor for proper expenditures made in repairing or restoring the damage to the property; and the payment of said proceeds from said policies to Mortgagor for the purpose provided herein shall not impair any right, title, interest or lien hereunder; and the Mortgagee is hereby authorized, but not obligated, to enforce in its name or in the name of the Mortgagor payment of any and all of said policies or to settle or compromise any claim in respect thereof, and to collect and make receipts for the proceeds thereof.  From time to time, Mortgagee may waive certain of the insurance requirements herein contained, but any such waiver must be in writing and any such waiver by Mortgagee shall be revocable upon written notice to Mortgagor;

Section 2.7.  Operating Agreement Costs.  Mortgagor will promptly pay its share of all costs and expenses incurred in operating the mortgaged property, including such costs and expenses incurred under any operating agreement affecting the mortgaged property or any portion thereof, and will furnish Mortgagee, as and when requested, full information as to the status of any joint account maintained with others under any such operating agreement;

Section 2.8.  Defects in Promissory Note and Related Documents.  Upon request of Mortgagee, Mortgagor will promptly correct any defect which, after the execution and delivery of this Indenture, may be discovered in the Promissory Note or other documents executed in connection herewith, in the execution or acknowledgment hereof or thereof, or in the description of the property covered hereby, and will execute, acknowledge and deliver such further assurances and instruments as shall in the sole opinion of Mortgagee be necessary or proper to carry out the intent of this Indenture;

Section 2.9.  Continuation of Leases and Contracts.  Mortgagor will, to the extent it is legally and contractually able to do so, keep and continue, or cause to be kept and continued, all leases, estates and interests included in the mortgaged property and all contracts and agreements relating thereto in full force and effect and will not permit the same to lapse or otherwise become impaired for failure to comply with the obligations thereof, either express or implied; provided, however, that Mortgagor may, with the prior written consent of Mortgagee, to the extent it is legally and contractually able to do so, drop, or cause to be dropped, non-producing leases or parts thereof by non-payment of rentals in the normal course of review and evaluation of non-producing leases;

Section 2.10.  Maintenance of Mortgaged Property.  Mortgagor will keep and maintain or, to the extent that the right of operation is vested in others, will use its best efforts to keep and maintain the mortgaged property in good state of repair and condition, and will not tear down or remove the same, or permit the same to be torn down or removed, without the prior written consent of Mortgagee;

Section 2.11.  Operation of Mortgaged Property.  Mortgagor will operate or, to the extent that right of operation is vested in others, will exercise its best efforts to require the operator to operate the mortgaged property and all wells drilled thereon and that may hereafter be drilled thereon, continuously and in a good and workmanlike manner and in accordance with the laws, rules and regulations of any government or regulatory agency having jurisdiction, and will use its best efforts to promptly pay or cause to be paid all bills for labor and materials now or hereafter incurred in the drilling of any well thereon or in the operation of the mortgaged property, and Mortgagor further agrees that it will not permit any liens (except for Permitted Encumbrances) or other encumbrances of any character to be created, filed or fixed against any property covered hereby;

Section 2.12.  Right to Examine Mortgaged Property.  Mortgagor will permit Mortgagee and its agents, representatives and employees at all times and at their own risk to exercise any rights which Mortgagor may have to go upon, examine, inspect and remain on the mortgaged property, and to go upon the derrick floor of any well at any time drilled or being drilled thereon, and will furnish to Mortgagee on request all pertinent information which it has, or has the right to obtain, with regard to the development and operation of the mortgaged property;

Section 2.13.  Release of Mortgaged Property.  Mortgagee at all times shall have the right to release any part of the mortgaged property or any part of the proceeds of production or other income herein or hereafter assigned or pledged or any other security it now has or may hereafter have securing said indebtedness, without releasing any other part of said property, proceeds or income, and without affecting the lien and security interest created hereby as to the part or parts thereof not so released, or the right to receive future proceeds and income.

Section 2.14.  Notice of Legal Proceedings.  Mortgagor, as soon as it has knowledge thereof, will promptly notify Mortgagee or other holder or holders of the indebtedness secured hereby, in writing, of the commencement of any legal proceedings affecting the mortgaged property or any part thereof or the oil, gas or other mineral production therefrom or the proceeds of such production and will take, or cause to be taken, such action as may be necessary to preserve its and Mortgagee's rights affected thereby; and should Mortgagor fail or refuse to take any such action, Mortgagee may at its election take such action on behalf and in the name of Mortgagor and at Mortgagor's cost and expense;

Section 2.15.  Corporate Existence.  Dala Petroleum Corp., is a Delaware corporation, and has full power and authority to own and operate all of the mortgaged property as contemplated herein until this Indenture shall have been fully satisfied;

Section 2.16.  Operating Agreements.  Mortgagor will not enter into any new operating agreement or amendment of any existing operating agreement affecting the mortgaged property without the prior written consent of Mortgagee, nor will Mortgagor, without the prior written consent of Mortgagee, voluntarily pool or unitize or permit the voluntary pooling or unitizing of any of the mortgaged property with any other property for the development or production of oil and/or gas; except that, with the prior written consent of Mortgagee (which consent shall not be unreasonably withheld) Mortgagor may execute new, or amend existing, operating agreements as needed to conduct and continue to conduct normal development drilling operations or as may be required by applicable state or federal spacing orders;

Section 2.17.  Additional Evidence of Indebtedness.  Mortgagor will forthwith upon demand therefor by Mortgagee execute and deliver to Mortgagee such additional document or documents as may be requisite or proper, in the judgment of Mortgagee, to evidence and/or give notice of the lien and security interest created by this Indenture and the indebtedness secured hereby;

Section 2.18.  Permitted Encumbrances.  Notwithstanding any provision to the contrary herein contained, Mortgagor may permit to exist and to remain in existence, during the terms of this Indenture and the Promissory Note, (a) the lien of this Indenture and any other security document executed in connection therewith; and (b) those materialmen's, mechanics', repairmen's, operators' or similar liens or charges arising at law or, in the case of operator's liens, by contract, in the ordinary course of the construction, maintenance or operation of any part of the mortgaged property which have not, as of the date this Indenture is filed for record in the Relevant Records (as defined in Section 2.20 below), been filed pursuant to law or which, although filed or asserted, relate to obligations not yet due or the payment of which is being withheld as provided by law; provided, however, that if any such lien (described in (b) above) is filed and asserted and same may be equal or superior in rank to the lien or security interest of this Indenture or any security document executed in connection therewith, Mortgagor shall proceed, in accordance with Section 2.4 hereof, to remove same promptly (the items referred to in subsections (a) and (b) of this Section 2.18 are referred to collectively in this Indenture as "Permitted Encumbrances");

Section 2.19.  Mortgagee's Right to Collect Proceeds.  The Mortgagee may collect and receipt for any and all money payable at any time under any insurance policy or policies by reason of loss of or damage to any of the platforms, buildings, pipelines, fixtures or improvements constituting a part of the mortgaged property (although the Mortgagee shall never be obligated so to do), and in that connection the Mortgagee may settle or compromise, on any terms and for any amount it, in its sole discretion may see fit, the liability of any insurance company or companies on any such policy or policies, and execute and deliver to such company or companies releases and discharges of such liability binding Mortgagor and the Mortgagee; and likewise the Mortgagee may collect and receipt for any and all money payable at any time to Mortgagor by reason of any condemnation proceedings which may be had against any of the mortgaged property; and all such amounts (both proceeds of insurance and proceeds of condemnation proceedings) are hereby assigned as additional security for the indebtedness, and the Mortgagee may use, or permit to be used, any money so collected for the improvement of the mortgaged property in such manner as it may see fit, applying that not so used, less the expense of its collection, to the payment of the indebtedness, irrespective of whether then matured, paying over the balance, if any, in accordance with the Promissory Note or any other security document thereunder, to Mortgagor.  Notwithstanding the above, if the Joint Account Holders (as such term is defined in the applicable Operating Agreement) elect to replace any Joint Account Property (as defined in the applicable Operating Agreement) which is damaged or destroyed, then in that event the Mortgagee shall allow such insurance proceeds to be used for the purpose of paying Mortgagor's pro rata share of the cost incurred in replacing such property to the extent Operator may not have sufficient insurance coverage therefor.  In such event, Mortgagee, shall pay or cause to be paid, to the Operator of Record (as defined in the applicable Operating Agreement), such insurance proceeds up to Mortgagor's maximum liability for its share of such cost.  To the extent that Mortgagor's pro rata proceeds of insurance exceed Mortgagor's pro rata share of the cost to replace such Joint Account Property, Mortgagee shall use such excess to prepay the indebtedness secured hereby, or if Mortgagor is in possession of such excess, it shall remit such excess to Mortgagee to be applied by Mortgagee to prepay the indebtedness; and

Section 2.20  Legal Opinions.  Mortgagor agrees, at its own cost and expense, to cause the following opinion to be given to Mortgagee by legal counsel licensed under the laws of the State of Kansas:

Contemporaneously with the execution of this Indenture, an opinion that this Indenture and all financing statements executed in connection herewith and therewith, are (i) legal and valid and (ii) binding and enforceable against the Mortgagor in accordance with their respective terms.

Provided, however, that the opinion shall contain appropriate qualifications regarding the availability of non-judicial remedies for enforcement.

III.

ARTICLE EVENTS OF DEFAULT; REMEDIES

Section 3.1.  Events of Default Defined; Trustee's Remedies.  Now, should Mortgagor make due, punctual and irrevocable payment of the indebtedness secured hereby, as the same becomes due and payable, and duly observe and perform all of the covenants, conditions and agreements herein and in the Promissory Note provided to be observed and performed by Mortgagor, then the within conveyance of the mortgaged property shall become of no further force and effect, and the lien and security interest created hereby shall be released at the cost and expense of Mortgagor.  But in case any one or more of the events of default set forth in the Promissory Note shall happen, (i) the Trustee shall have the power of sale to sell, and the Trustee shall sell, the mortgaged property or any part thereof, at one or more sales as an entirety or in parcels, as the Trustee may elect, at such place or places, on such date or dates, between such hours and otherwise in such manner and upon such notice and with such filings as may be required by applicable law, or in the absence of any such requirements, as the Trustee may deem appropriate, and to make conveyance to the purchaser or purchasers thereof; and (ii) the Trustee may proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure or the sale of the mortgaged property or any part thereof under the judgment or decree of any court of competent jurisdiction, or for the appointment of a receiver or receivers as to the mortgaged property, or for the enforcement of any other appropriate legal or equitable remedy.

Notwithstanding anything to the contrary contained in this Section 3.1, Mortgagor shall always be entitled to the same notice provisions and opportunities to cure events of default hereunder which are given to it (as borrower) under the Promissory Note.  If any event of default hereunder is timely cured by Mortgagor or waived by Mortgagee, Mortgagor shall continue to have and enjoy all of its rights and benefits under the Indenture, as if no event of default had occurred.

Section 3.2.  Trustee's Sale.

(a)

Powers and Rights.  The Trustee may conduct any number of sales from time to time pursuant to the provisions of the laws of Kansas..  The power of sale shall not be exhausted by any one or more such sales as to any part of the mortgaged property not theretofore lawfully sold, but shall continue unimpaired until all of the mortgaged property shall have been sold or all of the indebtedness secured hereby shall have been paid.  All rights of marshalling of Mortgagor's assets, including any of the mortgaged property to be sold in separate parcels, are hereby waived by Mortgagor.  All costs and expenses (including reasonable attorneys' fees) paid by the Trustee or by the holder of the indebtedness in protecting and enforcing its rights hereunder, shall constitute a demand obligation owing by Mortgagor and shall bear interest (from the time of such expenditures) at the appropriate rate of interest specified in the Promissory Note, all of which shall constitute a portion of the indebtedness secured by this Indenture.

(b)

Postponement.  Subject to the provisions of applicable law in any particular jurisdiction, the Trustee may postpone the sale of all or any portion of the mortgaged property by public announcement at the time and place of such sale, and from time to time thereafter may further postpone such sale by public announcement made at the time of sale fixed by the preceding postponement.

(c)

Possession of Mortgaged Property; Trustee's Receipt.  Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for the Trustee or any public officer acting under execution or order of court to have physically present or constructively in his possession any of the mortgaged property.  Upon any sale, whether made under the power of sale hereby given or by virtue of judicial proceedings, the receipt of the Trustee, or of the officer making a sale under judicial proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for his or their purchase money, and such purchaser or purchasers, his or their successors, assigns or personal representatives, shall not, after paying such purchase money and receiving such receipt of the Trustee or of such officer therefor, be obliged to see to the application of such purchase price, or be in any wise answerable for any loss, misapplication or non-application thereof.

(d)

Transfer of Title; Deed.  Trustee shall convey the property so sold to the purchaser or purchasers thereof by deed or deeds binding Mortgagor, its successors and legal representatives, but without a general warranty of title.  Any deed so executed by Trustee, or any successor Trustee, shall be full evidence and prima facie proof of each and all of the matters therein received, and, subject to the provisions of applicable law, no other proof shall be required thereof, including the maturity of the indebtedness, the request that Trustee sell the mortgaged property, the time, place, manner and other particulars of the advertisement, notice and sale, the removal, absence, death or disability of, or the failure or refusal to act of, Trustee or any successor Trustee, and the time and manner of the appointment of any successor Trustee (including any successor Trustee executing such deed), and the fact of such appointment, all even though such recitals are general and in the form of legal conclusions, and all prerequisites to the validity and effectiveness of such sale shall be presumed to have been performed; and the purchaser or purchasers named in any such deed, and all persons subsequently dealing with the property purported to be thereby conveyed, shall be fully protected in relying upon the truthfulness of such recitals.

(e)

Liability of Purchaser.  The purchaser at any such sale shall not, nor shall his or its heirs, legal representatives, successors or assigns, be deemed to have, by reason of the acquisition of property or rights mortgaged hereunder, assumed any liability or obligation of Mortgagor (whether as lessee or otherwise) or of any operator of the mortgaged property, or any part thereof, arising by reason of any occurrence taking place prior to such sale.

(f)

Effect of Sale on Lien created by Indenture.  No single sale or series of such sales shall extinguish the lien or security interest created hereby or exhaust the power of sale hereunder, except with respect to the items of property sold, but such lien, security interest and power shall exist for so long as any indebtedness is owed by Mortgagor to Mortgagee, and such lien, security interest and power may be exercised in any manner by law or as hereinabove provided, and as often as the circumstances require to give Mortgagee full relief hereunder.

(g)

Mortgagee's Bid.  Mortgagee, if it be the highest bidder, shall have the right to become the purchaser at any sale held by the Trustee or by any receiver or public officer, and Mortgagee purchasing at any such sale shall have the right to be credited on the amount of the bid made therefor with the amount payable to Mortgagee out of the net proceeds of such sale.

(h)

Distribution of Proceeds.  The proceeds of sale of the mortgaged property, together with any other sums then held by the Trustee as part of the mortgaged property or otherwise under this Indenture, shall be applied as set out in the Promissory Note and in any event always in accordance with the provisions of applicable law.

(i)

Successor Trustee.  In case of absence, death, inability, refusal or failure of the Trustee herein named to act, or in case he should resign (and he is hereby authorized to resign), a successor Trustee may be named, constituted and appointed by Mortgagee or other holder of said indebtedness, without other formality than an appointment and designation in writing; and this conveyance shall vest in such successor Trustee so appointed and designated the estate in and title to all of said mortgaged property, and such successor Trustee so appointed and designated shall thereupon hold, possess and exercise all the title, rights, powers and duties herein conferred on the Trustee named herein, and his conveyance to the purchaser at any such sale shall be equally valid and effective as if made by the Trustee named herein; and such right to appoint a successor Trustee shall exist and may be exercised as often and whenever from any of said causes, any Trustee, original or successor, cannot or will not act.  In this Indenture, unless the context otherwise requires, the "Trustee" shall mean the Trustee named herein and each successor appointed and designated as above provided.

Section 3.3.  Mortgagor's Agreement to Enforce Mortgage; Trustee's Sale.  To the full extent that it may lawfully so agree, Mortgagor, for itself and for all who may claim under it, including any legal representatives, successors or assigns, agrees that it will not at any time insist upon, plead, claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law now or hereafter in force, in order to prevent or hinder the enforcement of this Indenture or the absolute sale of the mortgaged property, or any part thereof, or the possession thereof by any purchaser at any such sale, and Mortgagor, for itself and all who may claim under it, insofar as it now or hereafter lawfully may, hereby waives the benefit of all such laws.

Section 3.4.  Reimbursement of Mortgagee or Trustee; Expenses.  If Mortgagor should fail to comply with any of the covenants or obligations of Mortgagor hereunder, then Mortgagee or the Trustee may perform the same for the account and at the expense of Mortgagor, but shall not be obligated so to do, and any and all expenses incurred or paid in so doing shall be payable by Mortgagor to Mortgagee with interest thereon at the applicable maximum lawful rate from the date when same was paid, and the amount thereof shall be payable on demand, and shall be secured by and under this Indenture, and the amount and nature of such expense and time when paid shall be fully established by the affidavit of Mortgagee or any officer or agent thereof, or by the affidavit of the Trustee acting hereunder; provided, however, that the exercise of the privileges granted in this paragraph shall in no way be considered or constitute a waiver of the right of Mortgagee upon the happening of an event of default hereunder to declare the indebtedness secured by this Indenture to be at once due and payable, but is cumulative of such right and all other rights herein given.

Section 3.5.  Additional Remedies.  In case any one or more of the events of default shall happen, then in each and every such case the Trustee or Mortgagee or any holder of said indebtedness or any part thereof, whether or not said indebtedness shall have been declared due and payable, in addition to the other rights and remedies hereunder, may exercise to the fullest extent permissible under applicable law, the following additional remedy, but shall not be obligated so to do, namely: The Trustee, Mortgagee or holder of said indebtedness may enter into and upon and take possession of all or any part of the mortgaged property and each and every part thereof and may exclude Mortgagor, its agents and servants wholly therefrom, and may have, hold, use, operate, manage and control the mortgaged property and each and every part thereof and produce the oil, gas and other minerals therefrom and market the same, all at the sole risk and expense of Mortgagor, applying the net proceeds so derived in the manner set out in the Promissory Note, and in any event always in accordance with applicable law.  Upon such payment of all costs and indebtedness under the Promissory Note, the mortgaged property shall be returned to Mortgagor in its then condition and the Trustee, Mortgagee or holder of said indebtedness shall not be liable to Mortgagor for any damage or injury to the mortgaged property, except such as may be caused through his, its or their fraud and willful misconduct.

Section 3.6.  Appointment of Receiver.  Mortgagor agrees that, after any event of default shall have occurred, the holder of the indebtedness, or any part thereof, shall be entitled as a matter of right, without regard to the adequacy of the security for the indebtedness or the solvency of Mortgagor, to the appointment of a receiver or receivers, of such holder's choice, except as may be prohibited by law, of all or any part of the mortgaged property and the Subject Hydrocarbons (as defined below), rents, issues, profits, revenues and other income thereof, whether such receivership be incident to a proposed sale thereof or otherwise, and Mortgagor hereby consents to the appointment of such receiver or receivers and agrees not to oppose any application therefor by such holder or any appointment pursuant hereto.

Section 3.7.  Applicable Law.  Notwithstanding any provisions to the contrary contained herein, all rights, remedies and actions of Trustee and Mortgagee under this Article III shall always conform to and be carried out in accordance with applicable law.

IV.

ARTICLE MINERAL INTERESTS; PROCEEDS

Section 4.1.  Assignment of Subject Hydrocarbons; Production.  As additional security for the payment of all indebtedness secured hereby, and in addition to the conveyance to the Trustee herein made, Mortgagor does hereby transfer, assign, convey and grants a security interest to and in favor of Mortgagee, its successors and assigns, all of the oil, gas and other minerals produced, saved and sold from, under and attributable to, the mortgaged property and attributable to the interest of Mortgagor therein subsequent to 7:00 o'clock a.m. on the date hereof, together with the proceeds of any sale thereof (the "Subject Hydrocarbons").  Mortgagor agrees to execute such transfer orders, payment orders, division orders and other instruments as may be needed by Mortgagee or requested by it incident to having all assigned payments made directly to Mortgagee at its principal office..  Mortgagor hereby authorizes and directs all such pipeline companies, purchasers, transporters and other parties owing monies to Mortgagor and other parties owing monies to Mortgagor under contracts herein assigned, to pay such amounts directly to Mortgagee at its principal office:

and such authorization shall continue until this Indenture is released.  Mortgagee is authorized to collect, receive and receipt for all such amounts and no party making payment shall have any responsibility to see to the application of any funds paid to Mortgagee, but shall be fully protected in making such payment to Mortgagee under the assignments herein contained.  Should Mortgagee bring suit against any third party for collection of any amounts or sums included within this Assignment (and Mortgagee shall have the right, but not the obligation, to bring any such suit), it may sue either in its own name or in the name of Mortgagor.  In the event that, for its convenience, Mortgagee should elect with respect to particular properties or contracts not to exercise immediately its right to receive payment of oil, gas or mineral production, then the oil or gas purchasers or other persons obligated to make such payment shall continue to make payment of such proceeds or amounts to Mortgagor until such time as written demand has been made upon such purchasers by Mortgagee or the Trustee that payment be made directly to Mortgagee.  Such failure to notify shall not in any way waive the right of Mortgagee to receive any payments not theretofore paid out to Mortgagor before the giving of written notice.  In this regard, in the event payments are made directly to Mortgagee, and then, at the request of Mortgagee payments are, for a period or periods of time, paid to Mortgagor, Mortgagee shall nevertheless have the right, effective upon written notice, to require that future payments be again made to it.

Section 4.2. Mortgagor's Rights. (a) Any provisions in this Indenture to the contrary notwithstanding, if Mortgagee has elected with respect to particular properties or contracts not to receive payment immediately of oil, gas or mineral production, Mortgagor shall be entitled to use, consume, sell or otherwise dispose of all of such Subject Hydrocarbons relating to such particular property or contract and to collect, retain and use all of the proceeds thereof and to require and enforce the performance of any or all contracts relating to the sale of the Subject Hydrocarbons ("Production Sales Contracts") or other contracts applicable to the Subject Hydrocarbons or the proceeds thereof, without further consent of or action by the Trustee or Mortgagee.

(b)

Without in any way limiting the effectiveness of the authorization and direction in the next preceding sentence, if Mortgagor shall receive any such proceeds which under this Article IV are receivable by Mortgagee, Mortgagor will (i) hold the same in trust for Mortgagee, (ii) maintain written records of the receipt by Mortgagor of such proceeds in accordance with its customary accounting practice and (iii) immediately remit such proceeds to Mortgagee in federal wire funds or their equivalent at the office of Mortgagee set forth herein.

Section 4.3.  Rights to Proceeds.  (a) Notwithstanding the other provisions of this Article IV, the Trustee or any receiver appointed in judicial proceedings for the enforcement of this Indenture shall have the right to receive all of the income, revenues, rents, profits and proceeds from the mortgaged property (including the Subject Hydrocarbons attributable thereto and all proceeds therefrom) after the indebtedness has been declared due and payable in accordance with the provisions of Article III hereof, to apply all of said income, revenues, rents, profits and proceeds and to exercise all the rights, privileges, powers and remedies conferred upon Mortgagor by any instrument or agreement described in the granting clauses of this Indenture, in the sole interest of the holder of the indebtedness, without regard to the assignment contained in and the security interest granted by this Article IV.  Upon any sale of the mortgaged property or any part thereof pursuant to Article III, the Subject Hydrocarbons thereafter produced from or attributable to that portion of the mortgaged property so sold, and the proceeds therefrom, shall pass to the purchaser free and clear of the assignment contained in and the security interest granted by this Article IV.

(b)

Mortgagee shall have no responsibility to enforce collection of any proceeds assigned pursuant to this Article IV and shall have no other responsibility in connection therewith, except the responsibility to account for funds actually received.

Section 4.4.  Indemnity.  Mortgagor agrees, to the extent permitted by applicable law, to indemnify the Trustee, Mortgagee and any other holders of the indebtedness from time to time against all claims, actions, liabilities, judgments, costs and charges and attorneys' fees made against or incurred by them, or any of them, with respect to the mortgaged property, as a consequence of an assertion that they received funds derived from the Subject Hydrocarbons claimed by third parties either before or after the payment in full of the indebtedness; and the Trustee, Mortgagee and such holders shall have the right to defend against any such claims, actions and judgments, employing their attorneys therefor, and if they are not furnished with reasonable indemnity they shall have the right to compromise and adjust all such claims, actions and judgments; and Mortgagor agrees to indemnify and pay to the Trustee, Mortgagee and such holders any and all such claims, judgments, costs, charges and reasonable attorneys' fees as may be paid in any adjustment thereof or as may be adjudged against them or any of them, and, until payment is so made to the Trustee, Mortgagee or such holders, the amount thereof shall be a part of the indebtedness secured hereby.

Section 4.5.  Change of Connection.  In the case of working interests, should any purchaser taking the production from the mortgaged property fail to make payment promptly to Mortgagee, in accordance with this assignment, then Mortgagee, to the fullest extent permissible under applicable law, shall have the right to demand, or to request and cause any operator to demand, a change of connection and to designate another purchaser with whom a new connection may be made, without any liability on the part of Mortgagee in making such selection, so long as ordinary care is used in the making thereof; and failure of Mortgagor to consent to and promptly effect such change of connection shall constitute an event of default hereunder, and the whole indebtedness secured hereby may be immediately declared due and payable, at the option of Mortgagee, and the mortgaged property shall become subject to foreclosure proceedings hereunder.

Section 4.6.  Application of Proceeds.  (a)

Mortgagor authorizes and empowers Mortgagee to receive, hold and collect all sums of money paid to Mortgagee in accordance with this assignment and to apply the same as is hereinafter provided, all without any liability or responsibility on the part of Mortgagee, save as to good faith in so receiving and applying said sums.  All payments provided for in this assignment shall be paid promptly to Mortgagee, and shall be applied by the Mortgagee in accordance with provisions of the Promissory Note, and always in accordance with the provisions of applicable law.  After such application has been so made by Mortgagee, the balance of any such payment or payments remaining shall be paid to Mortgagor.  It is understood and agreed that should said payments provided for by this assignment be less than the sum or sums then due on the indebtedness, such sum or sums then due shall nevertheless be paid by Mortgagor in accordance with the provisions of the Promissory Note or other instrument or instruments evidencing said indebtedness, and neither this assignment nor any provision herein contained shall in any manner be construed to affect the terms and provisions of the Promissory Note or other instrument or instruments.  Likewise, neither this assignment or any provision herein contained, shall in any manner be construed to affect the lien, security interest, rights and remedies herein granted securing said indebtedness, nor Mortgagor's liability therefor.  The rights under this assignment are cumulative of the other rights, remedies and powers granted under this Indenture and are cumulative of any other security which Mortgagee now holds or may hereafter hold to secure the payment of said indebtedness.

(b)

All indebtedness secured by this Indenture having been duly and irrevocably paid and discharged, then the remainder of said proceeds, if any, held by Mortgagee shall be paid over to Mortgagor upon demand, and a release and quitclaim of the interest hereby assigned will be made to Mortgagor upon its request and at its expense.

Section 4.7.  Security Interest Granted.  Without limiting the foregoing provisions of this Article IV, Mortgagor agrees that this Article IV is intended to grant to Mortgagee a security interest in (i) oil, gas and other minerals extracted from or attributable to the undivided interests in oil, gas and/or mineral leases constituting a part of the mortgaged property (the lands covered by said leases being described in such leases, and such land descriptions being hereby incorporated in this Indenture by reference to said leases, the records of the Minerals Management Service and the county records thereof and the recorded instruments identified in Exhibit "A" hereto) and (ii) proceeds resulting from the sale thereof (including, but not limited to, sales at the wellhead or minehead of the wells or mines located on said lands), such security interest to attach to such oil, gas and other minerals as extracted and to the accounts resulting from such sales and the proceeds from any of the foregoing.

Section 4.8.  Notices.  Notwithstanding anything to the contrary contained in this Article IV or elsewhere in this Indenture, other than any notices required by applicable law and which cannot be waived, Mortgagee shall not be required to serve or give notice to Mortgagor hereunder or elsewhere in this Indenture of the occurrence of any event of default.

ARTICLE V.

SUNDRY PROVISIONS

Section 5.1.  Suits Attacking Title.  If while this Indenture is in effect, the title of Mortgagor, its representatives, successors or assigns, to the mortgaged property, or any part thereof, or the priority of the lien and security interest created by this Indenture or of the assignment of the production and proceeds thereof, or the right of Mortgagee to receive such proceeds hereunder, be questioned or attacked, directly or indirectly, by suit or other judicial proceedings or in any other manner, or if a controversy of any nature arises relative to such title or the priority of such lien and security interest, or if after this Indenture is released any person shall make a claim or demand against Mortgagee on account of any monies paid to it under the assignment of proceeds herein contained or on account of any action or omission of Mortgagee hereunder, then, and in any of such events, Mortgagor agrees to protect and save Mortgagee harmless from any and all costs, losses, damages or claims by reason of such attack, controversy, suit, claim or demand, and Mortgagee is hereby authorized and instructed, at the cost and expense of Mortgagor, to take such steps as in Mortgagee's judgment may be necessary or proper to defend against such claim, demand, controversy, suit or attack, including the employment of counsel, prosecution and defense of litigation, and the compromise or discharge of such claims or controversies; and the expenses incurred in such proceedings, including all sums paid in compromise or discharge of such charges or claims, or attorneys' fees, court costs and all other expenses of every kind and nature, if incurred while this Indenture remains in effect, shall become an additional part of the indebtedness secured hereby, bear interest at the applicable maximum rate set out in the Promissory Note, be payable on demand, and be secured by the lien and security interest created by this Indenture upon the mortgaged property and the assignment of the Subject Hydrocarbons herein set forth; and, whether before or after this Indenture is released, Mortgagor agrees to pay to Mortgagee on demand all such sums and expenses, with interest thereon, so paid and suffered by Mortgagee and the same shall be secured by subrogation to all the rights, liens, security interests, equities, superior title and benefits held, owned, possessed and received at any time by any owner or holder of any claim, lien, security interest, assessment, charge or expense so paid; provided, however, that Mortgagee agrees that it will not exercise its rights under this Article V to employ legal counsel and prosecute, defend, compromise or discharge claims if, and provided that, Mortgagor shall forthwith undertake to do so, shall employ legal counsel satisfactory to Mortgagee and conduct any litigation or settlement negotiations in a manner satisfactory to Mortgagee, at all times giving Mortgagee correct written reports as to the status of such litigation and negotiations, in which Mortgagee shall have the right, if it so elects, to participate fully.  The rights of Mortgagee under this paragraph may be availed of by Mortgagee and exercised at any time regardless of whether the indebtedness secured hereby be then due or not and whether then paid or not, and it is distinctly understood that the release of this Indenture shall not relieve Mortgagor of its liability to save Mortgagee harmless from any damage, loss or expense suffered or incurred by Mortgagee on account of any claim or demand made against it before or after release of this Indenture.

Section 5.2.  Interest Rate; Usury.  (a)  Anything in this Indenture or in the Promissory Note to the contrary notwithstanding, Mortgagor shall never be required to pay unearned interest on this Indenture or the indebtedness and shall never be required to pay interest on this Indenture or the indebtedness at a rate in excess of the maximum rate permitted by applicable law (the "Highest Lawful Rate"), and if the effective rate of interest which would otherwise be payable hereunder would exceed the Highest Lawful Rate or if Mortgagee shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Indenture or the Promissory Note to a rate in excess of the Highest Lawful Rate, then Mortgagor agrees that (i) the amount of interest which would otherwise be payable under this Indenture or the Promissory Note shall be automatically reduced to the Highest Lawful Rate, and (ii) any unearned interest paid by Mortgagor or any interest paid by Mortgagor in excess of the Highest Lawful Rate shall, at the option of the Mortgagee, be either refunded to Mortgagor or credited on the principal of this Indenture and the indebtedness, provided, that if the rate of interest payable hereunder shall subsequently fall below the Highest Lawful Rate, Mortgagee shall not reduce its accrual of interest at the Highest Lawful Rate until the amount of interest so accrued equals the total amount of interest which would have accrued if there had been no Highest Lawful Rate applicable to this Indenture or the Promissory Note.

(b)

It is the intention of the parties hereto to conform strictly to applicable laws of any state or applicable federal law (it being the intention of the parties that the interest rates be subject to the benefits of federal law to the extent that same permits a rate of interest in excess of that otherwise permitted by state law).  All interest payable or paid at any time under this Indenture and the Promissory Note shall be spread and prorated over the entire term of the loan by Mortgagee pursuant to the Promissory Note to the fullest extent permitted under applicable law.

(c)

For the purpose of determining the Highest Lawful Rate, the parties hereto agree that such determination shall be made in accordance with the usury laws of the State of Louisiana.  The parties hereto recognize and acknowledge that the provisions of this paragraph represent a "Choice of Law" provision that shall be applicable to the determination of the Highest Lawful Rate.  Notwithstanding the foregoing, any rights or remedies exercised by the Trustee and/or Mortgagee upon the occurrence of an event of default as provided herein, shall be governed by the procedural laws of the state wherein the mortgaged property is situated.

Section 5.3.  Parties Further Defined.  The term "Mortgagee" herein used shall include any legal owner, holder, assignee or pledgee of any indebtedness secured hereby, and in this connection it is understood that the indebtedness secured hereby may be assigned in whole or in part.  The terms used to designate the parties hereto shall be deemed to include the respective representatives, successors and assigns of such parties; provided, however, that if Mortgagee should assign all or any portion of the indebtedness, Mortgagee will promptly notify Mortgagor in writing thereof.

Section 5.4.  Covenants Running With the Land.  The covenants and agreements herein contained shall constitute covenants running with the land and interests covered or affected hereby and shall be binding upon the representatives, successors and assigns of the parties hereto.

Section 5.5.  Enforcement of Indenture.  This Indenture shall be deemed, and may be enforced from time to time, as a real estate mortgage, chattel mortgage, security agreement, deed of trust, assignment, financing statement or contract, or as one or more thereof.

Section 5.6.  Successors and Assigns.  All rights of Mortgagee hereunder shall inure to the benefit of its successors and assigns; and all obligations of Mortgagor shall bind its heirs, executors, or administrators, and its permitted successors or assigns.

Section 5.7.  Security Affected.  The execution of this Indenture shall in no manner impair or affect any other security (by endorsement, mortgage or otherwise) for the payment of the indebtedness or any portion thereof; and any and all rights, titles, powers, equities, liens or interests in or against the mortgaged property, or any part thereof, securing the payment of any obligation satisfied or paid off out of the proceeds of the loan evidenced by the Promissory Note or any other part of the indebtedness, or extended thereby, are continued in full force and effect to secure the payment of the indebtedness secured hereby; and no security hereafter taken for the indebtedness shall in any manner impair or affect the security hereby given; all such present and future additional security to be considered as cumulative.

Section 5.8.  Section Headings.  The section headings used in this Indenture are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Indenture.

Section 5.9.  Separability.  Should any clause, sentence, paragraph, or section of this Indenture be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Indenture, and the parties hereto agree that the part or parts of this Indenture so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts were never included herein.

ARTICLE VI.

SECURITY AGREEMENT

Section 6.1.  Security Interest.  Without limiting any of the provisions of this Indenture, Mortgagor, as Debtor (for the purposes of this Article VI, "Debtor"), expressly grants unto the holder of the indebtedness described herein, as Secured Party (for the purposes of this Article VI, "Secured Party"), a security interest in all the properties described in or otherwise covered by this Indenture (including, but not limited to, personal property in the form of goods, accounts and general intangibles) and in the oil, gas and other mineral production therefrom and the proceeds of such production, including, but not limited to all of Debtor's proceeds, payments (whether in cash or otherwise) and accounts receivable arising from the sale of all oil, gas and other minerals produced, saved and sold from the mortgaged property, all contract rights, chattel paper, notes, instruments, drafts, acceptances, writings evidencing a monetary obligation and other rights to payment, now existing or hereafter arising from the sale of all such oil, gas and other minerals produced, saved and sold from the mortgaged property, and other items of mortgaged property described in or covered by this Indenture, to the full extent that such properties, production and proceeds may be subject to the Uniform Commercial Code of Kansas.  The security interest granted hereby also covers and includes all of Debtor's contract rights with respect to said properties, production and proceeds (said properties, production, proceeds and contract rights being hereinafter collectively referred to as the "Collateral" in and for the purposes of this Article VI).  The Collateral includes goods and fixtures which are affixed or are to be affixed to the real property described in Exhibit "A" hereto, and Debtor is the record owner of such real property.

Section 6.2.  Representations and Warranties.  Debtor warrants and represents to, and covenants and agrees with, Secured Party that:

(a)

Rights Under the U.C.C.  In addition to and cumulative of any other remedies granted in this Indenture to Secured Party or the Trustee, Secured Party may, if an event of default shall occur, proceed under said Uniform Commercial Code as to all or any part of the Collateral and shall have and may exercise with respect to the Collateral all the rights, remedies and powers of a secured party under said Uniform Commercial Code, including, without limitation, the right and power to sell at public or private sale or sales, or otherwise dispose of, lease or utilize the Collateral and any part or parts thereof in any manner authorized or permitted under said Uniform Commercial Code after default by a debtor, and to apply the proceeds thereof toward payment of any costs, expenses, reasonable attorneys' fees and legal expenses thereby incurred by Secured Party, and toward payment of the indebtedness secured by this Indenture in such order or manner as Secured Party may elect;

(b)

Take Possession of Collateral.  Among the rights of Secured Party upon the occurrence of an event of default, and without limitation, Secured Party shall have the right to take possession of the Collateral (however such possession may be lawfully obtained) and to enter upon any premises where same may be situated for such purpose without being deemed guilty of trespass and without liability for damages thereby occasioned, and to take any action deemed necessary or appropriate or desirable by Secured Party, at its option and in its discretion, to repair, refurbish or otherwise prepare the Collateral for sale, lease or other use or disposition as herein authorized;

(c)

Waivers.  To the extent permitted by law, Debtor expressly waives any notice of sale or other disposition of the Collateral and any other right or remedies of a debtor or formalities prescribed by law relative to the sale or disposition of the Collateral or exercise of any other right or remedy of Secured Party existing after the occurrence of an event of default hereunder; and to the extent that any such notice is required and cannot be waived, Debtor agrees that if such notice is mailed, postage prepaid, to Debtor at the mailing address shown for Debtor in paragraph (k) of this Article VI at least ten days before the time of the sale or disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for the giving of such notice;

(d)

Right to Income, Proceeds.  Secured Party is expressly granted the right, at its option, to receive the monies, income, proceeds or benefits attributable or accruing to the Collateral and to hold the same as security for the indebtedness or to apply it on the principal and interest or other amounts owing on any of the indebtedness, whether or not then due, in such order or manner as Secured Party may elect.  All rights to marshalling of assets of Debtor, including any such right with respect to the Collateral, are hereby waived;

(e)

Proof of Sale.  All recitals in any instrument of assignment or any other instrument executed by Secured Party incident to the sale, transfer, assignment, lease or other disposition or utilization of the Collateral or any part thereof hereunder shall be full proof of the matters stated therein, no other proof shall be required to establish full legal propriety of the sale or other action or of any fact, condition or thing incident thereto, and all prerequisites of such sale or other action and of any fact, condition or thing incident thereto shall be presumed conclusively to have been performed or to have occurred;

(f)

Assemble Collateral.  Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at the place to be designated by Secured Party that is reasonably convenient to both parties.  All expenses of retaking, holding, preparing for sale, lease or other use or disposition, selling, leasing or otherwise using or disposing of the Collateral and the like which are incurred or paid by Secured Party as authorized or permitted hereunder, including also all attorneys' fees, legal expenses and costs, shall be added to the indebtedness secured by this Indenture, and Debtor shall be liable therefor;

(g)

Other Rights Not Waived.  Should Secured Party elect to exercise its rights under the provisions of this Article VI as to part of the Collateral, this election shall not preclude Secured Party or the Trustee from exercising the rights and remedies granted by the other provisions of this Indenture as to the remaining Collateral;

(h)

Filing of Indenture as a Financing Statement.  To the fullest extent permitted by applicable law, Secured Party may, at its election, at any time after delivery of this Indenture use and file executed counterparts hereof as financing statements under said Uniform Commercial Code;

(i)

No Other Financing Statements.  So long as any amount remains unpaid on any indebtedness secured by this Indenture, Debtor will not execute and there will not be filed in any public office any financing statement or statements affecting the Collateral other than financing statements in favor of Secured Party hereunder, unless the prior written specific consent and approval of Secured Party shall have first been obtained;

(j)

Secured Party's Authority.  Secured Party is authorized to file, in each jurisdiction where Secured Party deems it necessary, a financing statement, and at the request of Secured Party, Debtor will join Secured Party in executing one or more financing statements pursuant to said Uniform Commercial Code in form satisfactory to Secured Party, and will pay the cost of filing or recording such financing statements or executed counterparts of this Indenture, as financing statements, in all public offices at any time and from time to time whenever such filing or recording is deemed by Secured Party to be necessary or desirable.  Debtor will also pay the cost of filing or recording all such continuation statements deemed by Secured Party to be necessary or desirable;

(k)

Notices.  The addresses of Debtor and Secured Party are as follows:

Debtor:

Dala Petroleum Corp.

112 Loraine South, Suite 266

Midland, Texas 79701

Secured Party:

Pacifc Oil & Gas, LLC

350 So. Hope Ave., Suite A200

Santa Barbara, CA, 93105

Mortgagor has and shall maintain (so long as this Indenture remains in effect to any extent) a place of business in the State of Texas constituting its chief executive office, such place of business and chief executive office being presently located in Midland, Texas.  Any notice or demand to Debtor under this Indenture or in connection herewith may be given and shall conclusively be deemed and considered to have been given and received if given in accordance with the provisions of this Subsection (k).  All demands, notices and other communications required or permitted to be given under or by reason of this Indenture shall be in writing and shall be deemed to have been duly given on the date of personal delivery to the addressee or, in the case of telefaxed communications, on the date of receipt of such telefax, as verified automatically by the sender's machine or independently by the sender at the addresses and fax numbers and with the individuals set forth below or at such other address and fax numbers, or with such other individual, as may be specified in writing by the party to whom notice is given.  If mailed by first-class, postage prepaid, registered or certified mail, return receipt requested, such written notices shall be deemed to have been received as of the date set forth on the return receipt.  Notices, demands and communications will, unless another address is specified in writing, be sent to the persons at the addresses and fax numbers indicated above.

Debtor and Secured Party agree that although the above notice provisions require that, in addition to the originals being sent to the addressee, copies of all notices are to be sent to certain other parties, proper notice will be deemed received when the original is received by the addressee in the manner provided above.  If any notices of communications are sent by telefax, the originals thereof should also be delivered or mailed in the manner set out above; provided, however, that the date of receipt of such communication shall be deemed to be the date whichever of the following occurs first: the date the telefax is received (as verified) or the date the originals are received by certified mail or delivery.

Section 6.3.  Further Assurances.  Debtor further warrants and represents to Secured Party that, except for Permitted Encumbrances and the security interest granted hereby and other security interests presently held by Secured Party in the Collateral, it will hold the Collateral free of any adverse claim, security interest or encumbrance, and Debtor agrees to defend the Collateral against all claims and demands of any person at any time claiming the same or any interest therein.  Debtor further warrants and represents that no financing statement (other than any in favor of Secured Party) pertaining to the Collateral or any part thereof is now on file in any public office.

Section 6.4.  Gender; Titles.  Within this Indenture, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.  Titles appearing at the beginning of any subdivisions hereof are for convenience only, do not constitute any part of such subdivisions, and shall be disregarded in construing the language contained in such subdivisions.

Section 6.5.  Reporting Compliance.  Mortgagor agrees to comply with any and all reporting requirements applicable to the transaction evidenced by the Note and secured by this Indenture which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority, and further agrees upon request of Mortgagee to furnish Mortgagee with evidence of such compliance.

Section 6.6.  Mortgagee's Consent.  Except where otherwise expressly provided herein, in any instance hereunder where the approval, consent or the exercise of judgment of Mortgagee is required, the granting or denial of such approval or consent and the exercise of such judgment shall be within the sole discretion of Mortgagee, and Mortgagee shall not, for any reason or to any extent, be required to grant such approval or consent or exercise such judgment in any particular manner, regardless of the reasonableness of either the request or Mortgagee's judgment.

Section 6.7.  Certain Obligations of Mortgagor.  Without limiting Mortgagor's obligations hereunder, Mortgagor's liability hereunder shall extend to and include all post petition interest, expenses, and other duties and liability with respect to Mortgagor's obligations hereunder which would be owed but for the fact that the same may be unenforceable due to the existence of a bankruptcy, reorganization or similar proceeding.

Section 6.8.  Counterparts.  This Indenture may be executed in several counterparts, all of which are identical, except that, to facilitate recordation, certain counterparts hereof may include only that portion of Exhibit "A" which contains descriptions of the properties located in (or otherwise subject to the requirements and/or protections of the recording or filing acts or regulations of) the recording jurisdiction in which the particular counterpart is to be recorded, and other portions of Exhibit "A" shall be included in such counterparts by reference only.  All of such counterparts together shall constitute one and the same instrument.  Complete copies of this Mortgage containing the entire Exhibit "A" have been retained by Mortgagor and Mortgagee.  For the convenience of recorders, it is noted that the pagination of Exhibit "A", even within a particular recording counterpart, may not be consecutive.

Section 6.9.  FINAL AGREEMENT OF THE PARTIES.   THE WRITTEN LOAN DOCUMENTS REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, Mortgagor has on this 15th day of June, 2015, caused this Indenture to be duly executed after due reading of the whole, intending that this Indenture shall be effective as of the date hereof.

WITNESSES TO ALL		MORTGAGOR:
SIGNATURES:
DALA PETROLEUM CORP.

		By:	/s/ E. Will Gray, II
Print Name:	________________	Name:	E. Will Gray, II
		Title:	Chief Executive Officer

Print Name:	________________

The address of the Mortgagor is:
Dala Petroleum Corp.
112 Loraine South, Suite 266 Midland, Texas, 79701

___________________________

NOTARY PUBLIC

IN WITNESS WHEREOF, Mortgagor has on this _____ day of ___________, 2015, caused this Indenture to be duly executed after due reading of the whole, intending that this Indenture shall be effective as of the date hereof.

WITNESSES TO ALL		LENDER:
SIGNATURES:

		By:	/s/ Clarence Cottman
Print Name:	________________	Name:	Clarence Cottman
		Title:	Trustee

Print Name:	________________

The address of the Lender is:
Pacific Oil & Gas, LLC
350 So. Hope Ave., Suite A200 Santa Barbara, CA, 93105

___________________________

NOTARY PUBLIC

EXHIBIT "A"

Attached to and made a part of that certain Mortgage, Deed of Trust, Assignment of Production, Security Agreement and Financing Statement dated June 8, 2015, by and between Dala Petroleum Corp., and Pacific Oil & Gas, LLC, as Assignees.

OIL and GAS WELL

The Evans 9-1 well located in Section 9, Township 17 South – Range 3 West, McPherson County, Kansas.

JOINT OPRATING AGREEMENT

JOA dated April 1, 2015, by and between Chisholm Partners II, LLC, as Operator, and Dala Petroleum Corp. et al, as Non-Operators

OIL AND GAS LEASES

1)

Oil and Gas Lease dated February 26, 2015, from The First Baptist Church of Lindsborg, Kansas, to Chisholm Partners II, LLC, Lessee, covering

Township 17 South, Range 3 West

A tract of land located in the Southwest Quarter (SW/4) of Section Nine (9), Township Seventeen (17) South, Range Three (3) West of the Sixth Principal Meridian, described as follows:

Commencing at the Southeast corner of said SW/4, Section 9, thence on an assumed bearing of South 89 degrees 58 minutes 20 seconds West, along the South line of said SW/4, a distance of 1050.00 feet to the point of beginning, thence continuing along the South of said SW/4 at the assumed bearing of South 89 degrees 58 minutes 20 seconds West, a distance of 417.42 feet, thence North 00 degrees 27 minutes 59 seconds West, a distance of 417.42 feet, thence North 89 degrees 58 minutes 20 seconds East, parallel with the South line of said SW/4, a distance of 417.42 feet, thence South 00 degrees 27 minutes 59 seconds East, a distance of 417.42 feet to the point of beginning, McPherson County, Kansas.

Containing 4 acres, more or less, recorded in Book 661, Page 2332.

2)

Oil and Gas Lease dated December 10, 2013, from Danny L. Brunsell, a single person, Lessor, to Chisholm Partners II, LLC, Lessee, covering

Township 17 South, Range 3 West

The Southwest Quarter of the Northeast Quarter (SW/4 NE/4) of Section Nine (9), Township Seventeen (17) South, Range Three (3) West of the 6th Principal Meridian, LESS AND EXCEPT a tract of land in the Northeast Quarter of Section 9, Township 17 South, Range 3 West of the 6th P.M. described as follows:  BEGINNING at a point on the West line, 1,050.92 feet South at the Northwest corner of said Quarter Section; thence North 65 degrees 00 minutes 25 seconds East, 414.04 feet; thence South 46 degrees 04 minutes 20 seconds West, 522.50 feet to the said West line; thence North 00 degrees 19 minutes 06 seconds East, 187.55 feet along said West line to the place of beginning.

Containing 40 acres, more or less, recorded in Book 658, Page 7924.

3)

Oil and Gas Lease dated December 12, 2013, from Leland W. Carlson, as co-Trustee with Trustee Power of Attorney for the Irene J. Carlson Trust under Agreement dated August 28, 1979, Lessor, to Chisholm Partners II, LLC, Lessee, covering

Township 17 South, Range 3 West

Section 11: S/2 NE/4

Containing 81 acres, more or less, recorded in Book 658, Page 7928.

4)

Oil and Gas Lease dated February 26, 2014, Jon Mark Clemence, a/k/a Jon M. Clemence and wife Cecilia Clemence, Lessor, to Chisholm Partners II, LLC, Lessee, covering

Township 17 South, Range 3 West

Section 2: E/2

Section 1: SE/4

Section 12: NE/4

Containing 641 acres, more or less, recorded in Book 659, Page 625.

5)

Oil and Gas Lease dated April 16, 2014, from Ronald T. Dauer, a/k/a Ron Dauer, a single person, Lessor, to Chisholm Partners II, LLC, Lessee, covering

Township 17 South, Range 3 West

A part of the Northwest Quarter (NW/4) of Section Sixteen (16), Township Seventeen (17) South, Range Three (3) West of the 6th Principal Meridian, described as follows:

Beginning at a point 1270 feet South and 40 feet East of the Northwest corner of said NW ¼ of Section 16; thence East about 1826.7 feet to what was the East line of Eberhardt’s Addition to Lindsborg; thence Southerly about 372 feet to what was formerly the South line of Eberhardt’s Addition to Lindsborg; thence Westerly 1446.7 feet; thence North 200 feet; thence West 380 feet; thence North 182-1/2 feet to place of beginning.  Said tract being Lot Twenty-five in Block Five (5); Lots Twenty-one (21) and Twenty-two (22) in Block Six (6); Lots Twenty-one (21) and Twenty-two (22) in Block Seven (7); Lots Twenty-one (21) and Twenty-two (22) in Block Eight (8); Lots Twenty-one (21) and Twenty-two (22) in Block Nine (9); Lots One (1) and Two (2) and the North 2-1/2 feet of Lots Three (3) and Four (4) in Block Ten (10); all of Block Eleven (11); all of Block Twelve (12); and all of Block Thirteen (13); all of Block Fourteen (14); and all that part of Saline Street, Jackson Street, Monroe Street, Jefferson Street and Adams Street lying within said above described part of said NW ¼ of Section 16, all in Eberhardt’s Addition to the City of Lindsborg, LESS a tract described as follows:

Commencing at the Northwest corner of Lot 21, Block 6, Eberhardt’s Addition to the City of Lindsborg, thence South 100 feet, thence East 100 feet, thence North 100 feet, thence West 100 feet to place of beginning in McPherson County, Kansas.

Containing 14 acres, more or less, recorded in Book 659, Page 4916.

6)

Oil and Gas Lease dated March 7, 2014, from John R. Evans, a married man, and David W. Evans, Jr., a married man, Lessor, to Chisholm Partners II, LLC, Lessee, covering

Township 17 South, Range 3 West

The West Half of the Southeast Quarter (W/2 SE/4) of Section Nine (9), Township Seventeen (17) South, Range Three (3) West of the 6th P.M., McPherson County, Kansas, less a tract in the Southwest Quarter of the Southeast Quarter (SW/4 SE/4) of Section Nine (9), Township Seventeen (17) South, Range Three (3) West of the 6th P.M., McPherson County, Kansas, more particularly described as follows:

Beginning at the Southwest Corner of said Southeast Quarter; thence North along the West line of said Quarter on an assumed bearing of N0o00’00”E a distance of 594.00 feet; thence S89o23’00”E a distance of 220.00 feet; thence S0o00’00”W a distance of 594.00 feet to a point on the South line of said Quarter; thence N89o23’00”W along said South line a distance of 220.00 feet back to the point-of-beginning, containing 3.0 acres more or less.

Containing 77 acres, more or less, recorded in Book 659, Page 2311.

7)

Oil and Gas Lease dated January 24, 2014, from Mark A. and Cathy I. Handlin, Trustees of the “Mark A. and Cathy I. Handlin Revocable Living Trust Dated October 21, 2008”, Lessor, to Chisholm Partners II, LLC, Lessee, covering

Township 17 South, Range 3 West

The Northeast Quarter (NE/4), also described as Lot One (1) and Lot Two (2) and the South Half of the Northeast Quarter (S/2 NE/4) of Section One (1), Township Seventeen (17) South, Range Three (3) West of the 6th P.M.

ALSO:

The North Half of the Northwest Quarter (N/2 NW/4), also described as Lot Three (3) and Lot Four (4) of Section One (1), Township Seventeen (17) South, Range Three (3) West of the 6th P.M., LESS AND EXCEPT  a tract of land described as follows:

Beginning at a point on the Section line 287.40 feet East of the Northwest corner of said Section 1, thence East along the Section line for a distance of 410 feet, thence South at right angles for a distance of 406 feet, thence West at right angles for a distance of 513 feet to a point in the center line of a North-South road; thence Northeast along the center of a road on a 600 feet radius curve to the right point of beginning.

Containing 238 acres, more or less, recorded in Book 658, Page 9738.

8)

Oil and Gas Lease dated February 4, 2015, from Billy C. Hudson and Carole A. Hudson, husband and wife, to Chisholm Partners II, LLC, Lessee, covering

Township 17 South, Range 3 West

The Northwest Quarter (NW/4) of Section Nine (9), Township Seventeen (17) South, Range Three (3) West of the Sixth Principal Meridian, EXCEPT tracts described as follows:

Beginning from the Northeast corner of the NW/4, 9-17S-3W, proceed South along the East line of said Quarter, NW/4 of said Section 9, 873 feet to the point where said East line intersects the North right of way line of public road, State Highway 81; thence proceed Southwesterly along the North line of said public road, 337 feet to the point of beginning of the herein described tract; thence proceed North 335 feet to a point; thence proceed West 320 feet to a point; thence proceed South 485 feet to a point on the North right of way of said public road; thence proceed Northeasterly along the North line of said public road to the point of beginning;

AND

a tract of land beginning at a point at the Northeast corner of the NW/4, 9-17S-3W, proceed South 873 feet to a point where the East line intersects the North right of way line of public road, State Highway 81; there proceed Southwesterly along the North line of said public road 337 feet to a point; thence North 335 feet to a point; thence West 320 feet to a point; thence North 686 feet to a point; thence East to a point of beginning,

AND

a tract of land surrounding a well bore located in the W/2 NE/4 NW/4 of 9-17S-3W.  This tract being described as follows:  A circle of land with a radius of 300 feet with the said well bore at the center point of this circle, this center point being 660 feet from the North line of Section 9-17S-3W and 1654 feet from the West line of Section 9-17S-3W, McPherson County, Kansas.  This tract contains 6.5 acres, more or less.

Containing 139 acres, more or less, recorded in Book 661, Page 403.

9)

Oil and Gas Lease dated February 4, 2015, from Billy C. Hudson and Carole A. Hudson, husband and wife, to Chisholm Partners II, LLC, Lessee, covering

Township 17 South, Range 3 West

A tract of land in the Southwest Quarter (SW/4) of Section Nine (9), Township Seventeen (17) South, Range Three (3) West of the Sixth Principal Meridian, described as follows:  COMMENCING at the Northwest corner of the Southwest Quarter of Section 9, Township 17 South, Range 3 West of the 6th P.M.; thence East along the North line of said Southwest Quarter, 430.75 feet to the point of beginning; thence continuing East without deflection, 784.25 feet along said North line; thence with a deflection angle 139 degrees 30 minutes 32 seconds right, Southwesterly, 1,262.32 feet; thence with a deflection angle 142 degrees  35 minutes 36 seconds right, Northeasterly, 838.29 feet to the point of beginning.

AND

A tract of land in the Southwest Quarter (SW/4) of Section Nine (9), Township Seventeen (17) South, Range Three (3) West of the Sixth Principal Meridian, described as follows:  COMMENCING at the Northwest corner of the said SW 1/4, Section 9; thence East along the North line of said SW ¼ 1215.00 feet for the point of beginning; thence continuing East without deflection 19.51 feet to the Westerly right-of-way line of a County Road; thence with a deflection angle 135 degrees 12 minutes 21 seconds right-Southwesterly along the Westerly right-of-way line of a County Road 1394.22 feet to the Easterly right-of-way line of U.S. Highway 81; thence with a deflection angle 138 degrees 16 minutes 14 seconds right-North along the Easterly right-of-way line of U.S. Highway 81 a distance of 162.95 feet; thence with a deflection angle 46 degrees 01 minutes 57 seconds right-Northeasterly 1262,32 feet to the point of beginning.

AND

A tract of land in the Southwest Quarter of Section Nine (9), Township Seventeen (17) South, Range Three (3) West of the Sixth Principal Meridian, described as follows:  All that part of the abandoned Railroad right-of-way lying South of public road, Bethany Drive, commencing at the North Line of the SW ¼ of 9-17S-3W; thence continuing Southwesterly to the Easterly Right-of-way line of U.S. Highway 81, McPherson County, Kansas.

Containing 13 acres, more or less, recorded in Book 661, Page 398.

10)

Oil and Gas Lease dated January 29, 2014, from Gary L. Johnson, a single person, Richard C. Johnson, a/k/a Richard Johnson, an individual, and Gary L. Johnson, President of J & Sons Farms, Inc., to Chisholm Partners II, LLC, Lessee, covering

Township 17 South, Range 3 West

The Southwest Quarter (SW/4) of Section Three (3), Township Seventeen (17) South, Range Three (3) West of the 6th P.M., in McPherson County, Kansas, LESS AND EXCEPT two tracts of land described as follows:

TRACT ONE:  Beginning at the intersection of the Northwest right-of-way line of the U.P. Ry. and the West line of Sec. 3, Twp. 17S, Range 3W; thence Northeast a distance of 2049.5 feet along the Northwest  right-of-way line of the U.P. Ry. to the North line of the Southwest Quarter of Sec. 3, Twp. 17S, Range 3W;  thence West a distance of 85.3 feet along the North line of the Southwest Quarter of Sec. 3, Twp. 17S,  Range 3W; thence Southwest a distance of 1930.7 feet parallel to the Northwest right-of-way line of the U.P. Ry. To the West line of Sec. 3, Twp. 17S, Range 3W; thence South a distance of 83.6 feet along the West line of Sec. 3, Twp. 17S, Range 3W to the point of beginning.  The above contains about two and seven tenths (2.7) acres.

TRACT TWO:  A tract of land 100 feet in width lying in the SW1/4 of Section 3, T-17-S, R-3-W, the center line of which is described as follows:  Beginning at a point on the West line 1375.7 feet South of the NW corner of said quarter Section; thence in a Northeasterly direction parallel and adjacent to the Northerly right of way line of the Union Pacific Railroad a distance of 1958.5 feet to a point on the North line 1406.4 feet East of the NW corner of said quarter Section.  The above contains 1.7 acres, more or less, exclusive of the existing highway.

ALSO:

The East Half of the Southeast Quarter (E/2 SE/4) of Section Nine (9), Township Seventeen (17) South, Range Three (3) West of the 6th P.M., in McPherson County, Kansas, LESS AND EXCEPT a tract of land described as follows:

A tract of land lying in the SE ¼ of Section 9, T-17-S, R-3-W, beginning at a point on the East city limits of the City of Lindsborg, said point being on the South line 1324.1 feet West of the SE corner of said Section; thence North 50 feet; thence East 45.1 feet; thence on a curve of 298.5 feet radius to the left 311.5 feet; thence on a tangent to said curve 241.1 feet; thence on a curve of 2914.9 feet radius to the right 757.9 feet; thence in a Northeasterly direction on a tangent to said curve parallel and 83 feet from the center line of the Union Pacific Railway a distance of 590 feet, more or less, to a point on the East line 1431 feet, more or less, North of the SE corner of said Section; thence South along said line to the North right of way line of said railroad; thence in a Southwesterly direction along said railroad right of way to the South line of said Section; thence West along said Section line to the place of beginning.  The above contains 1.29 acres, more or less, exclusive of the existing highway.

Containing 235 acres, more or less, recorded in Book 658, Page 9733.

11)

Oil and Gas Lease dated April 11, 2014, from Troy R. Johnson and Dee Anne Johnson, as Trustees of the TROY AND DEE ANNE JOHNSON TRUST under agreement dated August 19, 2010, as amended, and Dee Anne Johnson and Troy R. Johnson, wife and husband, to Chisholm Partners II, LLC, Lessee, covering

Township 17 South, Range 3 West

The Southwest Quarter (SW/4) of Section Ten (10), Township Seventeen (17) South, Range Three (3) West of the 6th P.M., EXCEPT a tract of land located in the said SW/4 described as follows:

Beginning at a point that is 935 feet North of the Southwest corner of said SW/4; thence North on the West line of said Section 240 feet; thence East and parallel with the South line of said Section 960 feet; thence South and parallel with the West line of said Section 240 feet; thence West and parallel with the South line of said Section 960 feet to the point of beginning, McPherson County, Kansas.

AND

All that part of the Southwest Quarter of the Northwest Quarter (SW/4 NW/4) of Section Ten (10), Township Seventeen (17) South, Range Three (3) West of the 6th P.M., lying West of the center of the Smoky Hill River EXCEPT the following described tract:

Beginning at the Northwest corner of said SW/4 NW/4; thence North 89°49’00” East along the North line of said SW/4 NW/4, 805 feet more or less to the center line of the channel of the Smoky Hill River; thence Southerly along said river channel centerline, 385 feet more or less; thence South 89°49’00” West, 146 feet more or less; thence South 10°49’00” West, 142 feet; thence South 89°49’00” West, 657 feet to the West line of said Section; thence North 00°11’00” West along said West line, Section 10, 524 feet to the point of beginning, McPherson County, Kansas.

Containing 180 acres, more or less, recorded in Book 659, Page 4921.

12)

Oil and Gas Lease dated December 14, 2013, from Larry J. Nelson, Trustee of the Larry J. Nelson Trust Share and Larry J. Nelson, Trustee of the Nancy J. Nelson Trust Share, to Chisholm Partners II, LLC, Lessee, covering

Township 17 South, Range 3 West

All of the North Half of the Northwest Quarter (N/2 NW/4) of Section Twelve (12). Township Seventeen (17) South, Range Three (3) West of the 6th P.M., McPherson County, Kansas, and

the South Half of the Northwest Quarter (S/2 NW/4) of Section Twelve (12), Township Seventeen (17) South, Range Three (3) West of the 6th P.M., McPherson County, Kansas, EXCEPT a tract described as follows:

Beginning at the West Quarter corner of said Section 12, thence Northerly along the West line of said Section on an assumed bearing of North 00˚00'02" East a distance of 279.99 feet, thence North 89˚42'54" East and parallel to the South line of said Quarter a distance of 1218.40 feet, thence South 00˚00'02" West and parallel with the West line of said Section a distance of 279.09 feet to a point on the South line of said Quarter, thence South 89˚42'54" West along said South line a distance of 1218.4 feet to the point of beginning.

Containing 153 acres, more or less, recorded in Book 658, Page 7916.

13)

Oil and Gas Lease dated September 9, 2014, from Merle F. Nelson and Teresa S. Nelson, Trustees of the MERLE AND TERESA NELSON TRUST under agreement dated August 30, 2012, to Chisholm Partners II, LLC, Lessee, covering

Township 17 South, Range 3 West

A tract of land located in the Southeast Quarter (SE/4) of Section Twelve (12), Township Seventeen (17) South, Range Three (3) West of the 6th P.M., McPherson County, Kansas, more particularly described as follows:  COMMENCING at the Northwest corner of said SE/4 said point being the point of beginning; thence on an assumed bearing of North 89o54’12” East along the North line of said SE/4 a distance of 990.19 feet; thence South 00o03’30” West a distance of 1555.68 feet; thence North 89o03’57” West a distance of 990.09 feet to a point on the West line of said SE/4; thence North 00o04’03” East along the West line of said SE/4 a distance of 1537.87 feet back to the point of beginning.

AND

The North Half of the Southwest Quarter (N/2 SW/4) of Section Twelve (12), Township Seventeen (17) South, Range Three (3) West of the 6th P.M., McPherson County, Kansas, EXCEPT the following described tract of land:  BEGINNING at the West quarter corner of said  Section Twelve (12); thence Easterly along the North line of said quarter on an assumed bearing of North 89o42’54” East a distance of 1218.40 feet; thence South 00o00’15” East and parallel with the West line of said Section a distance of 282.62 feet; thence South 89o42’54” West and parallel with the North line of said quarter a distance of 1218.40 feet to a point on the West line of said Section; thence North 00o00’15” West along said West line of said Section; a distance of 282.62 feet to the point of beginning.

Containing 110 acres, more or less, recorded in Book 660, Page 2668.

14)

Oil and Gas Lease dated March 25, 2014, from Elinor Olson, an individual, to Chisholm Partners II, LLC, Lessee, covering

Township 17 South, Range 3 West

Section 12: S/2 SW/4

Containing 80 acres, more or less, recorded in Book 659, Page 2307.

15)

Oil and Gas Lease dated December 19, 2013, from Jimmie R. Staggs, a/k/a Jim Staggs and M. Joyce Staggs a/k/a Minnie Joyce Staggs, husband and wife, to Chisholm Partners II, LLC, Lessee, covering

Township 17 South, Range 3 West

The North Half of the Northeast Quarter (N/2 NE/4), Section Eleven (11), Township Seventeen (17) South, Range Three (3) West of the 6th P.M., McPherson County, Kansas, LESS AND EXCEPT a tract described as follows:  Beginning at the Northeast corner of the NE/4, Section 11, Township 17S, Range 3W, thence South along said section line 400 feet to the place of beginning, thence West 200 feet, thence South 200 feet, thence East 200 feet to said section line, thence North 200 feet along said section line to the place of beginning.

Containing 79 acres, more or less, recorded in Book 658, Page 7920.

16)

Oil and Gas Lease dated March 24, 2014, from John C. Short and Lisa K. Short, Trustees, and their successors, under The John C. Short Trust dated February 6, 2007, and Lisa K. Short and John C. Short, Trustees, and their successors, under The Lisa K. Short Trust dated February 6, 2007, to Chisholm Partners II, LLC, Lessee, covering

Township 17 South, Range 3 West

Part of the Northwest Quarter (NW/4) of Section Sixteen (16), Township Seventeen (17) South, Range Three (3) West

of the 6th P.M., described as follows:

Commencing at a point 380 feet East of the Northwest corner of said Section 16, thence East 1506.5 feet to the West line of Elmwood Cemetery, thence South 1250 feet, thence West 1448 feet to the center line of Jackson Street, thence North 1250 feet to place of beginning, McPherson County, Kansas,

AND

the Northeast Quarter (NE/4) of Section Sixteen (16), Township Seventeen (17) South, Range Three (3) West of the 6th P.M., McPherson County, Kansas.

Containing 204 acres, more or less, recorded in Book 659, Page 2316.

9)

Oil and Gas Lease dated January 10, 2014, from Leslie A. Sperling, Jr., and Jerry L. Lovett-Sperling, husband and wife, to Chisholm Partners II, LLC, Lessee, covering

Township 17 South, Range 3 West

The Southeast Quarter (SE/4) of Section Twelve (12), Township Seventeen (17) South, Range Three (3) West of the 6th Principal Meridian in McPherson County, Kansas, LESS AND EXCEPT the following described tracts to wit:

Tract One:

A tract of land in the Southeast Quarter of said Section 12, described as follows:  BEGINNING at the Northwest corner of the Southeast Quarter of said Section 12, said point being the point of beginning; THENCE on an assumed bearing of North 89°54’12” East along the North line of said Southeast Quarter a distance of 990.19 feet; THENCE South 00°03’30” West a distance of 1555.68 feet; THENCE North 89°03’57” West a distance of 990.09 feet to a point on the West line of said Southeast Quarter; THENCE North 00°04’03” East along the West line of said Southeast Quarter a distance of 1537.87 feet back to the Point of beginning.

Tract Two:

A tract of land in the Southeast Quarter of said Section 12, described as follows:  BEGINNING at the Southeast corner of said Section 12; THENCE North 90°00’00” West a distance of 405.07 feet to the point of beginning; THENCE North 00°00’00” East a distance of 1512.13 feet; THENCE South 90°00’00” West a distance of 1023.56 feet; THENCE South 00°00’00” West a distance of 1512.13 feet; THENCE North 90°00’00” East a distance of 1023.56 feet to the point of beginning.

Containing 90 acres, more or less, recorded in Book 658, Page 8520.